SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE

           COMMON STOCK-HEIN-WERNER CORP

          GABELLI INTERNATIONAL LTD
                                 6/02/98           25,000-           12.6000
          GABELLI FUNDS, INC.
               THE GABELLI ABC FUND
                                 6/02/98          100,000-           12.6000
          GAMCO INVESTORS, INC.
                                 6/02/98           49,000-           12.6000
          GABELLI ASSOCIATES LTD
                                 6/02/98           50,000-           12.6000
          GABELLI ASSOCIATES FUND
                                 6/02/98          281,800-           12.6000



















          (1) THE TRANSACTIONS ON 6/02/98 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D.